EXHIBIT 99.1

Kohlberg Capital Corporation Announces 2011 Financial Results

NEW YORK, March 15, 2012 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) (the "Company") announced its 2011 financial results.

Financial Highlights

  Net investment income for 2011 was approximately $16 million, or $0.70 per share.

  Net realized and unrealized losses of $8.4 million for 2011, or $0.37 per share.

  During the year, declared dividends of $0.70 per share.

  At December 31, 2011, the fair value of the Company's investments totaled approximately $240 million.

  Net asset value per share of $7.85 as of December 31, 2011 as compared to $8.21 as of December 31, 2010.

Dayl Pearson, president and chief executive officer, noted, "During 2011 we focused positioning our portfolio for growth after the significant de-levering of the portfolio during 2010. The de-levering did not have a negative impact on credit quality. During 2011, we incurred longer-term new borrowings of $60 million and recently followed up with another financing facility of $30 million. Our pro forma asset coverage with these new facilities in place is approximately 300%, above the minimum asset coverage of 200%. We also expanded our investment in our asset management platform by acquiring Trimaran Advisors and adding it to our existing asset manager, Katonah Debt Advisors. On a combined basis, our portfolio company will have over $3.4 billion of assets under management. Trimaran Advisors has an outstanding track record, and the combination is expected to result in significant synergies and will provide a platform to grow our asset management business and enhance the distributions and value to Kohlberg Capital's shareholders."

Operating Results

For the year ended December 31, 2011, the Company reported total investment income of approximately $28 million, compared to approximately $29.4 million, in the prior year period. Investment income from debt securities decreased $5.0 million, from approximately $14.4 million in 2010 to approximately $9.4 million in 2011 due to a reduction in size of our loan portfolio primarily due to lower average investment balances on which interest is earned. The decrease in average assets is primarily due to paydowns and settlements during the first half of 2011. In addition, investment income from CLO fund securities was approximately $14.6 million in 2011, and Katonah Debt Advisors, the Company's wholly-owned asset manager, paid cash dividends to the Company of $1.9 million.

Expenses for 2011 totaled approximately $12.0 million as compared to approximately $17.5 million in 2010. The reduction in expenses is primarily attributed to decreased interest expense and professional fee expense. Interest expenses are lower by approximately $2.5 million due to the reduction in average borrowings for the year over year period.  Professional fee expenses are lower by approximately $3.4 million relative to the prior year due to decreased legal expenses, accounting and valuation services.  This decrease in professional fees is primarily related to legal proceeding and our complaint against our lenders and additional legal, accounting and valuation costs related to the restatement (and defense on the related class-action and SEC investigation) of our year-end 2008 and first-and second- quarter 2009 financial statements.

Net realized and unrealized losses for 2011 were approximately $8.4 million, as compared to $26.2 million in 2010. Net investment income in 2011 and 2010 was approximately $16.0 million and 11.9 million, or $0.70 and $0.53 per share.

Investment Portfolio

Kohlberg Capital Corporation's portfolio fair value was $239.8 million as of December 31, 2011. The following table shows the composition of the Company's portfolio by security type at December 31, 2011 as compared to the prior year ended December 31, 2010:

	December 31, 2011			December 31, 2010
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$ 229,152	$ 229,152	--%	$ 720,225	$ 720,225	--%
Money Market Account	31,622,134	31,622,134	13	210,311	210,311	--
Senior Secured Loan	54,045,184	45,259,328	19	34,183,551	22,001,256	12
Junior Secured Loan	58,936,728	47,300,172	20	76,896,867	63,944,003	34
Mezzanine Investment	10,931,428	11,588,115	5	10,744,496	250,000	--
Senior Subordinated Bond	9,997,898	10,125,891	4	4,320,596	4,490,709	2
CLO Fund Securities	65,209,809	46,412,000	19	68,280,200	53,031,000	28
Equity Securities	16,559,610	6,040,895	3	13,232,266	4,437,871	2
Preferred	400,000	400,000	--	650,961	607,921	--
Affiliate Asset Managers	44,338,301	40,814,000	17	44,532,329	41,493,000	22
Total	$ 292,270,244	$ 239,791,687	100%	$ 253,771,802	$ 191,186,296	100%

¹ Represents percentage of total portfolio at fair value.

The Company's loan and bond portfolio (excluding its investment in CLO fund securities, short-term investments and affiliate asset managers discussed further below) as of December 31, 2011 totaled $114.7 million at fair value, of which 81% are secured loans. The cost of such investments was $134.3 million, representing a fair value discount to cost of 15% or approximately $0.86 per outstanding share. As of December 31, 2011, the Company had no exposure to mortgage securities, consumer borrowings or related asset backed securities. The weighted average yield on the Company's loan and bond portfolio at December 31, 2011 was approximately 8.4%.

The portfolio of middle market corporate loan and debt securities at quarter end, representing 48% of the total investment portfolio, was spread across 21 different industries and 40 different entities with an average balance per entity of approximately $3 million. As of December 31, 2011, all but three issuers or less than 1% of total investments at fair value were current on their debt service obligations.

Investment in CLO Fund Securities

As of December 31, 2011, the Company's investment at fair value in CLO Fund securities was approximately $46.4 million. The underlying assets in each of the CLO funds are generally diversified secured and unsecured corporate debt and do not include any asset backed securities, such as those secured by commercial or residential mortgages.  Our largest two CLO fund investments, Katonah X CLO Ltd. and Katonah 2007-1 CLO Ltd., both managed by our wholly-owned asset manager, Katonah Debt Advisors, represented 83% of our investments in CLO fund securities at December 31, 2011, have performed since inception and have not been subject to any suspension of distributions. Two CLO Fund securities, not managed by Katonah Debt Advisors, representing a fair value of $2,000, are not currently providing a dividend payment to the Company.  For the year ended December 31, 2011, the weighted average yield to fair value on CLO funds securities was approximately 28.4%.

Investment in Asset Manager

At December 31, 2011, the Company's investment at fair value in affiliate asset managers, including Katonah Debt Advisors, was approximately $40.8 million as compared to approximately $41.5 million at December 31, 2010. Katonah Debt Advisors' assets under management at December 31, 2011 totaled approximately $1.9 billion.  Currently, all CLO Funds managed by Katonah Debt Advisors are paying both their senior and subordinated management fees on a current basis.

Liquidity and Capital Resources

At December 31, 2011, Kohlberg Capital had unrestricted cash and time deposits of approximately $2.8 million, total assets of approximately $248.1 million and stockholders' equity of $180.5 million. The Company's net asset value per common share was $7.85. As of December 31, 2011, we had approximately $60 million of outstanding borrowings at a fixed rate of interest of 8.75%, and our asset coverage ratio of total assets to total borrowings was 401%, compliant with the minimum asset coverage level of 200% generally required for a BDC by the 1940 Act.

At December 31, 2010, we had approximately $87 million of outstanding indebtedness through a secured credit facility. On January 31, 2011, we repaid in full the outstanding balance under this facility. On March 16, 2011, we issued $55 million in aggregate principal amount of unsecured 8.75% convertible senior notes due 2016 ("Convertible Senior Notes"). On March 23, 2011, pursuant to an over-allotment option, we issued an additional $5 million of such Convertible Senior Notes for a total of $60 million in aggregate principal amount.

On February 24, 2012, the Company  entered into a Note Purchase Agreement (the "Note Purchase Agreement") with Credit Suisse AG, Cayman Islands Branch ("CS"), Credit Suisse Securities (USA) LLC, as arranger, The Bank of New York Mellon Trust Company, National Association, as collateral administrator and collateral agent ("BNYM"), and KCAP Funding, a special-purpose bankruptcy remote wholly-owned subsidiary of the Company ("KCAP Funding"), whereby KCAP Funding purchased a portfolio of commercial bank loans (the "Collateral Debt Obligations") with a fair market value of approximately $42.5 million from the Company, the purchase of which was financed by the issuance of (a) a senior note in an aggregate principal amount of $30.0 million, issued to CS in exchange for $30.0 million in cash and (b) a junior note in an aggregate principal amount of $12.5 million, issued to the Company in exchange for the sale by the Company to KCAP Funding of the Collateral Debt Obligations.

Pursuant to the Note Purchase Agreement, the Company has agreed to act as Portfolio Manager on behalf of KCAP Funding and CS of the Collateral Debt Obligations, and has granted a security interest to KCAP Funding in all of the Company's right to receive certain management fees, and KCAP Funding granted to CS a security interest in, among other things, the Collateral Debt Obligations and its rights to receive the management fees pledged to it by the Company.  In its capacity as Portfolio Manager, the Company also entered into a Collateral Administration Agreement, dated as of February 24, 2012, with KCAP Funding, CS and BNYM, as collateral administrator and collateral agent, whereby BNYM will, among other things, hold the collateral on behalf of CS, as secured party, administer the Collateral Debt Obligations and perform certain other administrative obligations.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility, the issuance of preferred securities or debt guaranteed by the SBA. We also believe that our current cash position, certain loan investments and cash income earned by our investment portfolio are adequate for our current liquidity needs.

Other Activities

On February 29, 2012, the Company completed the acquisition of Trimaran Advisors, L.L.C. ("Trimaran") through a newly-formed, wholly-owned subsidiary of the Company.  The aggregate consideration paid for all of the outstanding equity interests in Trimaran consisted of $13.0 million in cash and 3,600,000 shares of common stock, par value $0.01 per share, of the Company.  Trimaran manages four CLO Funds with aggregate assets under management of approximately $1.5 billion.  Contemporaneously with the acquisition, the Company also acquired the subordinated or preferred share interests in certain CLO Funds managed by Trimaran for an aggregate cash purchase price of $12.0 million.

Dividend

Generally, the Company seeks to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by its investment portfolio and any distributions from Katonah Debt Advisors. The Company announced a regular quarterly dividend of $0.18 per share on December 12, 2011. The record date for this dividend was December 23, 2011 and the dividend was paid on January 27, 2012. For the year ended December 31, 2011, the Company declared dividends of $0.70. Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

The Company has adopted a dividend reinvestment plan that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

Kohlberg Capital Corporation will hold a conference call on Thursday, March 15, 2012 at 4:30 p.m. Eastern Daylight Time to discuss its 2011 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 877-710-0209. A replay of the call will be available from 7:30 p.m. on March 15, 2012 until 11:59 p.m. Eastern Time on March 22, 2012. The dial in number for the replay is 855-859-2056 and the conference ID is 60436241. Additional information regarding the fair value of the Company's debt investments can also be found on the Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days on our website in the Investor Relations section under Events.

About Kohlberg Capital Corporation (KCAP)

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at http://www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP-G

KOHLBERG CAPITAL CORPORATION
BALANCE SHEETS

	As of December 31, 2011	As of December 31, 2010

ASSETS
Investments at fair value:
Time deposits (cost: 2011 -- $229,152; 2010 -- $720,225)	$ 229,152	$ 720,225
Money market account (cost: 2011 -- $31,622,134; 2010 -- $210,311)	31,622,134	210,311
Debt securities (cost: 2011 -- $134,311,238; 2010 -- $126,545,510)	114,673,506	91,042,928
CLO fund securities managed by non-affiliates (cost: 2011 -- $12,544,303; 2010 -- $15,690,983)	2,732,000	4,921,000
CLO fund securities managed by affiliate (cost: 2011 -- $52,665,506; 2010 -- $52,589,217)	43,680,000	48,110,000
Equity securities (cost: 2011 -- $16,559,610; 2010 -- $13,483,227)	6,040,895	4,688,832
Asset manager affiliates (cost: 2011 -- $44,338,301; 2010 -- $44,532,329)	40,814,000	41,493,000
Total Investments at fair value	239,791,687	191,186,296
Cash	2,555,259	10,175,488
Restricted cash	—	67,023,170
Interest and dividends receivable	2,548,895	2,574,115
Receivable for open trades	—	7,681,536
Accounts Receivable	859,156	851,020
Due from affiliates	3,517	—
Other assets	2,375,147	331,061
Total assets	$ 248,133,661	$ 279,822,686

LIABILITIES
Borrowings	$ —	$ 86,746,582
Convertible Senior Notes	60,000,000	—
Accounts payable and accrued expenses	3,527,682	2,337,767
Dividend payable	4,080,037	3,812,670
Total liabilities	$ 67,607,719	$ 92,897,019

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 22,992,211 and 22,767,130 common shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively.	$ 226,648	$ 224,274
Capital in excess of par value	284,571,466	282,794,025
Accumulated undistributed net investment income	1,008,783	818,664
Accumulated net realized losses	(52,802,400)	(34,325,792)
Net unrealized depreciation on investments	(52,478,555)	(62,585,504)
Total stockholders' equity	$ 180,525,942	$ 186,925,667

Total liabilities and stockholders' equity	$ 248,133,661	$ 279,822,686

NET ASSET VALUE PER COMMON SHARE	$ 7.85	$ 8.21

KOHLBERG CAPITAL CORPORATION
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2011	2010	2009
Investment Income:
Interest from investments in debt securities	$ 9,438,493	$ 14,409,069	$ 24,157,213
Interest from cash and time deposits	21,938	21,531	17,956
Dividends from investments in CLO fund securities managed by non-affiliates	1,984,177	1,837,024	1,296,349
Dividends from investments in CLO fund securities managed by affiliate	12,565,859	8,371,007	8,025,695
Dividends from affiliate asset manager	1,910,000	4,500,000	—
Capital structuring service fees	86,057	215,233	399,338
Other Income	2,000,000	—	—
Total investment income	28,006,524	29,353,864	33,896,551

Expenses:
Interest and amortization of debt issuance costs	4,588,482	7,088,202	9,276,563
Compensation	3,907,900	3,322,895	3,222,604
Professional fees	2,010,253	5,411,499	1,691,832
Insurance	493,305	419,942	359,062
Administrative and other	987,381	1,214,207	990,835
Total expenses	11,987,321	17,456,745	15,540,896

Net Investment Income before Income Tax Expense	16,019,203	11,897,119	18,355,655
Excise taxes	—	—	(25,000)
Net Investment Income	16,019,203	11,897,119	18,330,655
Realized And Unrealized Gains (Losses) On Investments:
Net realized gain loss from investment transactions	(18,476,608)	(17,862,984)	(15,782,121)
Net change in unrealized appreciation (depreciation) on:
Debt securities	15,864,850	9,196,912	25,300,586
Equity securities	(1,724,319)	(1,142,038)	(7,485,064)
CLO fund securities managed by affiliate	(4,506,289)	3,079,974	12,986,453
CLO fund securities managed by non-affiliates	957,680	894,877	(473,907)
Affiliate asset manager investments	(484,973)	(20,352,537)	1,526,668
Net realized and unrealized appreciation (depreciation) on investments	(8,369,659)	(26,185,796)	16,072,615
Net Increase (Decrease) In Stockholders' Equity Resulting From Operations	$ 7,649,544	$ (14,288,677)	$ 34,403,270

Net Increase (Decrease) in Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$ 0.33	$ (0.64)	$ 1.56
Diluted:	$ 0.33	$ (0.64)	$ 1.56
Net Investment Income Per Common Share:
Basic:	$ 0.70	$ 0.53	$ 0.83
Diluted:	$ 0.70	$ 0.53	$ 0.83
Weighted Average Shares of Common Stock Outstanding—Basic	22,868,648	22,283,088	22,105,800
Weighted Average Shares of Common Stock Outstanding—Diluted	22,880,674	22,283,088	22,105,800
CONTACT:  Kohlberg Capital Corporation
          Denise Rodriguez, Investor Relations
          (212) 455-8300
          info@kohlbergcapital.com